CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN PERFORMANCE SHARE UNIT AGREEMENT This PERFORMANCE SHARE UNIT AGREEMENT (the “Agreement”), effective as of July 25, 2025 (the “Date of Grant”), is delivered by Customers Bancorp, Inc. (the “Company”) to Samvir Sidhu (the “Participant”). RECITALS WHEREAS, the Company maintains the Customers Bancorp, Inc. 2019 Stock Incentive Plan (the “Plan”), which provides for the grant of performance share units; WHEREAS, the Participant is employed by or is otherwise providing services to the Company and its Affiliates (together, the “Employer”); WHEREAS, pursuant to the actions of the Committee established under the Plan, the Company wishes to make a grant of performance share units to the Participant pursuant to the terms of the Plan, subject to the additional terms and conditions set forth herein; and WHEREAS, this Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan and capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan. NOW, THEREFORE, the Company and the Participant, intending to be legally bound, hereby agree as follows: 1. Grant and Acceptance of Performance Share Units (“PSUs”). (a) Subject to the terms and conditions set forth in this Agreement, including, but not limited to, the restrictive covenants set forth on Exhibit A hereto (the “Restrictive Covenants”), and in the Plan, effective as of the Date of Grant, the Company hereby grants to the Participant 225,000 PSUs in consideration of the Participant’s past and/or continued employment with or service to the Employer and for other good and valuable consideration. Each PSU represents the right of the Participant to receive a share of the Company’s common stock, par value $1.00 per share (“Company Stock”) on the applicable payment date set forth in Section 5 below. The Participant hereby acknowledges and agrees to be bound by the Restrictive Covenants set forth in Exhibit A and agrees that the Company’s willingness to grant the PSUs and enter into this Agreement is in consideration for the Participant’s acknowledgement and agreement to be bound by the Restrictive Covenants. (b) The Participant confirms acceptance of this Award by signing below or by clicking the “Accept” (or similar wording) button on the award acceptance screen of the Participant’s UBS equity award account at https://onesource.ubs.com. If the Participant does not accept this Award by the deadline established by the Company, the Award will be forfeited in its entirety.

2 2. Performance Share Unit Account. PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a PSU account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the PSU account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Award or the PSU account established for the Participant. 3. Vesting. (a) The PSUs will become earned and vested based upon the attainment of stock price hurdle condition (“Performance Goal”), which will be met if, at any time during the five- year period commencing on January 1, 2026 (the “Performance Period”) the average closing price of the Company’s common stock is, for 20 consecutive trading days, equal to or greater than $125.00, provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until January 1, 2031 (the “Vesting Date”), except as otherwise set forth in Section 4 below. (b) In the event that any dividend or other distribution (whether in the form of cash, common stock shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger (except for a Change in Control), consolidation, split-up, spin- off, combination, reclassification, repurchase, or exchange of shares of the Company’s common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of the Company’s stock, any ordinary dividends or other ordinary distributions, the Company, shall (consistent with its 2019 Stock Incentive Plan) make appropriate proportionate and equitable adjustments to the Performance Goal to the extent they have not been achieved. 4. Termination; Corporate Event. (a) Other than as set forth in Sections 4(c), 4(d) or 4(e) below, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Vesting Date, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s Termination. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 4. (b) Unless otherwise determined by the Committee, the vesting of PSUs will be suspended during the period of any approved leave of absence in which the Participant has a right to reinstatement. (c) If after the Date of Grant and prior to the Vesting Date the Performance Goal has been fully achieved, any unvested PSUs shall become 100% vested as of the date of the Participant’s death, Disability (as defined below), or involuntary termination initiated by the Employer other than for Cause. “Disability” shall have the same meaning as defined in the Company’s applicable long-term disability plan or policy last in effect prior to the first date the Participant suffers from such Disability; provided, however, at any time during the period the

3 PSUs vest and become settled hereunder and to the extent a “Disability” event does not also constitute a “Disability” as defined in Section 409A, such Disability event shall not constitute a Disability for purposes of this Section 4. (d) If after the Date of Grant and prior to the Vesting Date the Performance Goal has not been fully achieved, any unvested PSUs shall remain outstanding and shall be eligible to vest on the Vesting Date, as follows: (i) Upon the death, Disability or, following the two-year period commencing on January 1, 2026 (the “Minimum Service Period”), involuntary termination initiated by the Employer other than for Cause, a pro rata number of PSUs shall vest on the Vesting Date, which shall be determined by multiplying (A) any unvested PSUs by (B) a fraction, the numerator of which is the number of days elapsed in the Performance Period through the date of the Participant’s termination of employment or service and the denominator of which is the total number of days in the Performance Period; and (ii) Notwithstanding the foregoing, in the case of the Participant’s death or Disability only, in lieu of the pro rata vesting described above, the PSUs shall become 100% vested on the Vesting Date if the Performance Goal is fully achieved on or before the Vesting Date. (e) In the event of a Corporate Event prior to the Vesting Date, the terms and conditions of Section 11 of the Plan shall apply, subject to Section 4(d)(i) and 4(d)(ii) below. (i) If upon or following a Corporate Event that occurs after the Date of Grant and the Performance Goal has been fully achieved, the Participant’s employment or service is involuntarily terminated by the Employer within one (1) year following the Corporate Event, other than for Cause or pursuant to such other condition described in Section 11(d) of the Plan, any unvested PSUs shall become 100% vested as of the date of such Termination. (ii) If upon or following a Corporate Event that occurs after the Date of Grant and the Performance Goal has not been fully achieved, the Participant’s employment or service is involuntarily terminated by the Employer within one (1) year following the Corporate Event, other than for Cause or pursuant to such other condition described in Section 11(d) of the Plan, a pro rata number of PSUs shall vest as of the date of such Termination, which shall be determined by multiplying (A) any unvested PSUs by (B) a fraction, the numerator of which is the number of days elapsed in the Performance Period through the date of the Participant’s termination of employment or service and the denominator of which is the total number of days in the Performance Period. 5. Payment of PSUs. (a) If and when the PSUs vest, the Company shall issue to the Participant one share of Company Stock for each vested PSU within 60 days following the earliest of: (i) the Vesting Date;

4 (ii) the date of the Participant’s Termination due to the Participant’s death; (iii) if the PSUs vest in accordance with Section 4(d)(i) within two years following the Corporate Event and the Corporate Event is a Qualifying Change in Control, the date of the Participant’s Termination; and (iv) the date that the Committee exercises its discretion to vest and deliver shares of Company Stock (or other consideration) to the Participant pursuant to Section 11(b)(2) of the Plan, consistent with Code Section 409A. (b) All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required by law to be withheld for any federal (including FICA), state, local and other taxes, with respect to the payment of the PSUs (“Withholding Taxes”). The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any Withholding Taxes. If permitted by the Committee, the Participant may elect to, or the Company may require that the Participant, satisfy any Withholding Tax obligation of the Employer with respect to the PSUs by having shares of Company Stock withheld to satisfy the applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities under procedures established by the Company. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount. (c) The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares to the Participant pursuant to this Agreement is subject to any applicable Withholding Taxes and other laws or regulations of the United States or of any state having jurisdiction thereof. (d) Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of the PSUs. (e) “Qualifying Change in Control” means, with respect to the Company, a Change in Control that is a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5). 6. Post-Vesting Holding Requirement. Notwithstanding the vesting of any PSUs pursuant to this Agreement, the Participant agrees that any Shares issued in settlement of such PSUs shall be subject to a mandatory holding period of two (2) years (the “Holding Period”) commencing on the Vesting Date; provided, however that any Shares vested under Sections 4(c),

5 4(d) and 4(e) shall not be subject to any Holding Period. During the Holding Period, the Participant shall not sell, assign, transfer, pledge, or otherwise dispose of any such Shares, except as may be permitted under the Plan and this Agreement, including transfers to (i) a trust for the benefit of the Participant or their immediate family members, or (ii) pursuant to a domestic relations order or by will or the laws of descent and distribution; provided, however, that in all cases the transferee shall remain subject to the Holding Period restrictions set forth herein. Notwithstanding the foregoing, the Company may permit the sale of a portion of the Shares solely to satisfy any tax withholding obligations incurred upon vesting or settlement of the PSUs. 7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to Withholding Taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee may amend the terms of the PSUs to the extent permitted by the Plan. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. 8. No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved. 9. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, Subsidiaries, and Affiliates. This Agreement may be assigned by the Company without the Participant’s consent. 10. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. 11. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Senior Vice President, Total Rewards, at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such

6 Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier. 12. Company Policies. The Participant agrees that the PSUs shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time. No PSUs (nor any pro rata portion thereof) shall be earned until the Participant has met all the conditions of the PSUs, and any clawback, recoupment or forfeiture provisions of any applicable clawback, recoupment or forfeiture policy have been applied (and any provided amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under the Plan). 13. Permissive Deferral. The Committee may permit or require the Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with PSUs. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code and the regulations issued thereunder (“Section 409A”). Application of Section 409A of the Code. This Award of PSUs is intended to be exempt from or comply with the applicable requirements of Section 409A and shall be administered in accordance with Section 409A. Notwithstanding anything in this Agreement to the contrary, if the PSUs constitute “deferred compensation” under Section 409A and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A (as determined by the Committee), if required pursuant to Section 409A. If payment is delayed, the shares of Company Stock shall be distributed within 30 days of the date that is the six-month anniversary of the Participant’s termination of employment. If the Participant dies during the six-month delay, the shares shall be distributed in accordance with the Participant’s will or under the applicable laws of descent and distribution. Notwithstanding any provision to the contrary herein, payments made with respect to this Award of PSUs may only be made in a manner and upon an event permitted by Section 409A, and all payments to be made upon a termination of employment hereunder may only be made upon a “separation from service” as defined under Section 409A. To the extent that any provision of this Agreement would cause a conflict with the requirements of Section 409A, or would cause the administration of the PSUs to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. If the PSUs constitute “deferred compensation” under Section 409A and payment is subject to the execution of a release of claims in favor of the Employer and its Affiliates, and if payment with respect to the PSUs that is subject to the execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year.

7 IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant. CUSTOMERS BANCORP, INC. Company: Executive: /s/ Jay Sidhu Jay Sidhu Executive Chairman of Customers Bancorp, Inc. /s/ Samvir Sidhu Samvir Sidhu By signing above or by clicking “Accept” (or similar wording) button on the award acceptance screen of the my equity award account with UBS: • I hereby accept the Award of PSUs described in this Agreement; • I agree to be bound by the terms of the Plan and this Agreement, including the Restrictive Covenants; • I acknowledge delivery of the Plan and the Plan prospectus together with this Agreement, as well as the Company’s Insider Trading Policy and the Company’s Clawback Policy; and • I hereby agree that all decisions and determinations of the Committee with respect to the PSUs shall be final and binding.

8 EXHIBIT A Restrictive Covenants 1. Limitations on Competition, Solicitation and Interference. (a) Except as otherwise provided in this Agreement, during the period in which the Participant is employed with and/or providing services to the Company and/or its subsidiaries and for the twelve (12) months following Participant’s termination of employment or service, irrespective of who ends the employment or service relationship or why, Participant will not, without the prior written consent of the Company: (i) Either individually or on behalf of or through any third party, directly or indirectly, compete with the Company or hold a job with the same or similar job duties as Participant’s job with the Company in any business in the Company’s Field of Interest in the geographic area(s) in which Team Member provided services at any time within the twenty-four (24) months preceding Team Member’s separation from employment. “Field of Interest” is defined as the services and products that (1) the Company provides or had plans to provide to customers as of the end of Participant’s employment with the Company, and (2) Participant worked in or was involved with at any time within the twenty- four (24) months preceding Participant’s separation from employment or service. Field of Interest also includes, but is not limited to, the business of commercial banking, consumer banking, digital banking, specialty finance, and asset management. (ii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, divert, or appropriate or attempt to solicit, divert, or appropriate, for the purpose of competing in the Field of Interest with the Company, any customers or clients of the Company that Participant worked with or had business contact with at any time within the 24 months preceding Participant’s separation from employment or service. (iii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice, or persuade or attempt to solicit, entice, or persuade any other Participants, board members, employees of, or consultants to the Company to leave their employment or engagement with the Company. (iv) Either individually or on behalf of or through any third party, directly or indirectly, engage in any attempt to end or reduce the Company’s relationship with any person or entity with which the Company conducts business or make any statement or engage in any conduct that ends or reduces the Company’s business relationship with any person or entity with which the Company conducts business. (b) Participant acknowledges and agrees that the restrictions contained in this Section 1 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, including its Proprietary Information (defined below), and that the Company would not have granted the applicable restricted stock units, stock options or other

9 equity-based award under the Plan to the Participant in the absence of such restrictions. (c) If any provision or part of Section 1 is held to be unenforceable because of scope, duration, or geographic area, the parties agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision or both, or to delete specific words (“blue-penciling”) so that, in its reduced or blue-penciled form, such provision will then be enforceable, and it is the parties’ intent that it be enforced. (d) Participant acknowledges that due to the applicable law of the state in which Participant resides or works at the time of employment or service period, the terms or conditions of this Section 1 may be modified. These amendments are included in the Restrictive Covenants Addendum below, which forms a part of this Exhibit A, and it replaces and supersedes, where applicable, the corresponding provisions of this Section 1. The Company may modify the Restrictive Covenants Addendum at any time to the extent the Company deems such modification necessary to comply with applicable law. If applicable state law prohibits any of the post- termination restrictions set forth in Section 1 above, then any such prohibited provisions shall not apply to Participant unless and until Participant works for the Company in a state that does not prohibit such provision(s). 2. Confidentiality Obligations. (a) Recognition of Company’s Rights; Nondisclosure and Prohibition Against Misappropriation. Participant recognizes that during Participant’s employment or service with the Company, the Company will provide Participant with access to information of substantial value to the Company, including, but not limited to, Proprietary Information (defined below). At all times during Participant’s employment or service with the Company and thereafter, Participant will hold in strictest confidence any of the Company’s Proprietary Information unless the Company expressly authorizes the disclosure in writing. Participant further agrees that at all times during Participant’s employment or service with the Company and thereafter, Participant will not take, use, or otherwise misappropriate or use any of the Company’s Proprietary Information for any improper or unlawful purpose. (b) Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (i) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (ii) information regarding plans for research, development, new products or services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, vendors, and customers; and (iii) information regarding the skills and compensation of the Company’s team members, employees, consultants and/or contractors. The Company’s failure to mark any of the Proprietary Information as confidential or proprietary will not affect its status as Proprietary Information. “Proprietary Information” does not include information that has ceased to be confidential or proprietary by reason of any of the following: (i) is generally available to the public and became generally available to the public other than as a result of improper disclosure by Participant or otherwise; (ii) became available to Participant on a non-confidential basis from a third party, provided that

10 such third party is not known by Participant to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company, or another party or is otherwise prohibited from providing such information to Participant by a contractual, legal or fiduciary obligation; or (iii) Participant is required to disclose pursuant to applicable law or regulation (as to which information, Participant will provide the Company with prior notice of such requirement and, if practicable, an opportunity to obtain an appropriate protective order). (c) Third Party Information. Participant understands and agrees to maintain the confidentiality of confidential or proprietary information received from third parties. (d) No Improper Use of Information of Prior Employers and Others. During Participant’s or service employment with the Company, Participant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Participant has an obligation of confidentiality, and Participant will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Participant has an obligation of confidentiality unless consented to in writing by that former employer or person. Participant will use in the performance of Participant’s duties only information that is generally known and used by persons with training and experience comparable to Participant’s own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. (e) Notice. Participant is hereby advised that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. (f) Nothing in this Exhibit A shall preclude Participant from communicating or testifying truthfully (i) if disclosure is required by law, statute, rule, regulation (including any subpoena or other similar form of process, including, without limitation, according to any rule, regulation or policy statement of a regulatory agency or body) or by professional standards; or (ii) in response to a request from any banking or other regulatory authority with supervisory authority over the Company (including the U.S. Federal Reserve Bank, U.S. Securities and Exchange Commission, New York Stock Exchange, or Commonwealth of Pennsylvania). Further, nothing in this Exhibit A prohibits or limits Participant from (iii) initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the U.S. Securities & Exchange Commission (“SEC”), the U.S. Department of Justice (“DOJ”), the U.S. Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization (“SRO”), or any other governmental, law enforcement, or regulatory authority, regarding this Exhibit A and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and Participant is not required to advise or seek permission from the Company before engaging in any such activity. Participant’s ability to disclose information may be limited or prohibited by applicable law and the Company does not consent to disclosures that would violate applicable law. Such applicable laws include, without limitation, laws and regulations restricting disclosure of confidential supervisory information or disclosures subject to the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that

11 would reveal the existence or contemplated filing of a suspicious activity report. 3. Assignment of Inventions. Participant understands and agrees that Participant is performing work for hire for the Company and that Inventions developed or conceived by Participant during Participant’s employment or service with the Company are to be considered works made for hire and are the sole property of the Company. Participant agrees to assign, and does hereby assign, to the Company or its nominee, all right, title, and interest in and to Inventions made by Participant. Participant hereby waives any and all claims that Participant may now or hereafter have in any jurisdiction to so-called “moral rights” in connection with any such Inventions or any elements thereof. Participant will, with reasonable reimbursement for expenses, but at no other expense to the Company, at any time during or after Participant’s employment or service with the Company, sign and deliver all lawful papers and cooperate in such other lawful acts that may be reasonably necessary or desirable to protect or vest title in Inventions in the Company or its nominee, including applying for, obtaining, maintaining, and enforcing copyrights and/or patents on Inventions in all countries of the world. The Company, however, is not required to accept or perfect any such assignment or other conveyance of any interest in any patent or Inventions or require the Company to prosecute such patent or other application. This provision does not apply to Inventions for which Participant affirmatively proves that no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Participant’s own time unless (i) the Inventions relate (A) directly to the business of the Company, or (B) to the Company’s actual or demonstrably anticipated research or development; or (ii) the Inventions result, either directly or indirectly, from any work performed by Participant for the Company. 4. Additional Provisions. (a) If Participant breaches or there is a threatened breach of any of the obligations in this Exhibit A, Participant agrees that such breach or threatened breach would cause irreparable harm to the Company, for which remedies at law will not be adequate. Participant therefore consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary, preliminary, or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. This equitable relief will be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. (b) Participant agrees further that if it is determined by a court that Participant has breached the terms of this Exhibit A, the Company will be entitled to recover from Participant all costs and attorneys’ fees incurred as a result of its attempts to redress such a breach or to enforce its rights and protect its legitimate interests.

12 Restrictive Covenants Addendum The Agreement and Exhibit A are governed by Pennsylvania law, but if Participant primarily resides or work in another state and it is found that that state’s law applies to the restrictive covenants in Section 1 of Exhibit A, then the relevant state portion of this Restrictive Covenants Addendum replaces and supersedes, where applicable, the corresponding provisions of Section 1 of Exhibit A. California If Participant primarily resides or works in California and it is found that California law applies to this Agreement or any dispute arising from this Agreement, then the restrictive covenants in Section 1 shall not apply to Participant after their termination of employment or service with the Company. Any conduct relating to solicitation that involves the misappropriation of the Company’s trade secret information, such as the use, retention or distribution of the Company’s protected customer information, will remain prohibited conduct at all times, and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company may have under this Agreement, trade secret law, unfair competition law, or other laws applicable in California absent this Agreement. The Company will not attempt to enforce any agreement or provision of any agreement to the extent deemed unenforceable under California Business and Professions Code Section 16600. Colorado The restrictive covenant in Section 1(a)(i) does not apply to Participant unless Participant’s annualized cash compensation from the Company exceeds $76,254 for 2025 (or the earnings threshold in effect as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment). This Agreement contains restrictive covenants. Participant must review the restrictive covenants carefully. Participant acknowledges that they have been provided with a separate written notice and a copy of this Agreement at least 14 days before the earlier of the effective date of the Agreement or the effective date of any additional compensation or change in the terms or conditions of employment that provides consideration for the covenant not to compete. Participant acknowledges that they were provided the separate written notice in the language in which they communicate with the Company about their performance, and their signature above acknowledges receipt of this notice. Illinois If Participant primarily resides or works in Illinois and it is found that Illinois law applies to this Agreement or any dispute arising from this Agreement, then the restrictive covenants in Section 1(a)(i) and (ii) shall not apply unless Participant’s annual compensation meets or exceeds $45,000 (with the earnings threshold increasing by $2,500 every five years from January 1, 2027, through January 1, 2037). Participant further agrees

13 that if, at the time Participant signs the Agreement, their earnings do not meet the earnings threshold, then the restrictive covenants in Section 1(a)(i) and (ii) will automatically become enforceable against them if and when they begin earning an amount equal to or greater than the earnings threshold. If the Company terminates, furloughs, or lays Participant off as the result of business circumstances or governmental orders related to the COVID-19 pandemic or under circumstances that are similar to the COVID-19 pandemic, then the restrictive covenants in Section 1(a)(i) and (ii) will not apply to Participant unless enforcement of the covenant includes compensation equivalent to Participant’s base salary at the time of termination for the period of enforcement minus compensation earned through subsequent employment during the period of enforcement. Participant agrees that the restrictive covenants in Section 1 apply are supported by sufficient and adequate consideration. Participant acknowledges that that they have been provided with this Agreement at least 14 days before executing this Agreement. Participant further acknowledges that they have been advised to consult with an attorney before signing this Agreement. Louisiana If Participant primarily resides or works in Louisiana and it is found that Louisiana law applies to this Agreement or any dispute arising from this Agreement, Participant agrees that the restrictive covenants in Section 1, as applied within the State of Louisiana, include every parish and municipality in the State, which include Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, De Soto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Davis Parish, Jefferson Parish, La Salle Parish, Lafayette Parish, Lafourche Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, and Winn Parish. North Dakota If the Participant primarily resides or works in North Dakota and it is found that North Dakota law applies to this Agreement or any dispute arising from this Agreement, then the restrictive covenants in Section 1 shall not

14 apply after their termination of employment or service with the Company. However, any conduct relating to the restrictive covenants in Section 1 that involves the misappropriation of the Company’s trade secret information will remain prohibited conduct at all times, and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company may have under this Agreement, trade secret law, unfair competition law, or other laws applicable in North Dakota absent this Agreement. Virginia If Participant primarily resides or works in Virginia and it is found that Virginia law applies to this Agreement or any dispute arising from this Agreement, then Participant agrees that the restrictive covenants in Section 1 are reasonably limited in nature and do not prohibit employment with a competing business in a non-competitive position. Washington The restrictive covenants in Section 1 do not restrict solicitation of former customers of the Company or the mere acceptance or transaction of business with a customer. In addition to the other forms of protected conduct, nothing in the Agreement prohibits disclosure or discussion of conduct Participant reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage-and-hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy. Participant acknowledges that they have been provided with this Agreement and had the opportunity to review and consider the terms of this Agreement before executing this Agreement.